UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2017

LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0160744
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3911 Sorrento Valley Blvd., Suite 110	92121
San Diego, CA	(Zip Code)
(Address of principal executive offices)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salary Increases and Payment of Bonuses to Named Executive Officers

On January 24, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Ligand Pharmaceuticals Incorporated (the “Company”) approved base salary increases for 2017 and cash bonus payments for the 2016 fiscal year to be paid to the Company’s named executive officers. Bonus payments were based on the Committee’s evaluation of performance goals for 2016. Such goals related to the achievement of certain corporate organizational and infrastructure objectives and the advancement of the Company’s business and clinical development programs.

The 2017 base salaries and 2016 bonuses to be paid to each named executive officer are as follows:

Name and title	2017 Base Salary	2016 Bonus
John L. Higgins, Chief Executive Officer	$614,100	$387,421
Matthew W. Foehr, President and Chief Operating Officer	$442,900	$193,181
Matthew Korenberg, Vice President, Finance and Chief Financial Officer	$405,000	$136,350
Charles S. Berkman, Vice President, General Counsel and Secretary	$365,000	$118,500